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                                                                  Exhibit 21

                         SUBSIDIARIES OF REGISTRANT


1158673 Ontario, Inc. (Ontario)
CML Industries Ltd. (Canada)
Classic Envelope Plus, Ltd. (Canada)
Colorhouse China, Inc. (Colorado)
Discount Labels, Inc. (Indiana)
Graphic Arts Center, S.A., de C.V. (Mexico)
Innova Envelope Inc.-Enveloppe Innova Inc. (Ontario)
MMTP Holdings, Inc. (Colorado)
MM&T Packaging Company (Nova Scotia)
Mail-Well Alberta Finance LP (Alberta)
Mail-Well Canada Leasing Company Inc. (Nova Scotia)
Mail-Well Commercial Printing, Inc. (Delaware)
Mail-Well Government Printing, Inc. (Colorado)
Mail-Well I Corporation (Delaware)
Mail-Well Mexico Holdings, Inc. (Colorado)
Mail-Well Services, LLC (Colorado)
Mail-Well Texas Finance, LP (Texas)
Mail-Well West, Inc. (Delaware)
McLaren Morris & Todd Company (Nova Scotia)
National Graphics Company (Colorado)
PNG Inc. (Ontario)
Poser Business Forms, Inc. (Delaware)
Precision Fine Papers Inc. (Ontario)
Regional Envelope Products Inc./Produits Enveloppe Regional Inc. (Ontario) Supremex Inc. (Canada)
Transit Envelope Inc./Enveloppe Transit Inc. (Canada)
Wisco III, LLC (Delaware)